UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2007

Commission File Number:  0-6054

STAR BUFFET, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	84-1430786
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

1312 N. Scottsdale Road,

Scottsdale, AZ 85257

(Address of principal executive offices) (Zip Code)

(480) 425-0397

(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01  Entry into a Material Definitive Agreement.

                On December 3, 2007, Star Buffet Management, Inc., a wholly-owned subsidiary of Star Buffet, Inc. (collectively, the “Company”), and Barnhill’s Buffet, Inc. (Barnhill’s”) entered into a Asset Purchase Agreement providing for the acquisition by the Company of the assets and assumptions of facility leases associated with twenty-one (21) Barnhill’s Buffet restaurants located in the states of Alabama, Arkansas, Florida, Louisiana, Mississippi and Tennessee for a purchase price of $7.5 million. Barnhill’s filed a petition for voluntary Chapter 11 reorganization with the U.S. Bankruptcy Court of the Middle District of Tennessee on December 3, 2007 and has agreed to seek court approval of the Asset Purchase Agreement as part of bankruptcy proceedings. The closing date for this transaction can not be determined at this time and it is subject to certain conditions including bankruptcy court and selected creditor approvals. A copy of the press release making this announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit

99.1       Press Release, dated December 5, 2007, issued by Star Buffet, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR BUFFET, INC. AND SUBSIDIARIES

December 6, 2007	By:	/s/ ROBERT E. WHEATON
Robert E. Wheaton
Chairman of the Board,
President, Chief Executive Officer and
Principal Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated December 5, 2007